CONSENT OF INDEPENDENT REGISTERED CERTIFIED
                   -------------------------------------------
                             PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 3, 2007, relating to the financial statements and financial highlights which appears in the June 30, 2007 Annual Report of Morgan Keegan Select Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCooopers LLP

Tampa, FL
October 29, 2007